As filed with the Securities and Exchange Commission on October 31, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2011

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 28, 2011, B&G Foods, Inc., B&G Foods North America, Inc., a wholly-owned operating subsidiary of B&G Foods, and Conopco, Inc. dba Unilever entered into an asset purchase agreement.  Pursuant to the terms of the asset purchase agreement, B&G Foods North America has agreed to purchase certain assets of the Culver Specialty Brands business, including the Mrs. Dash, Molly McButter, Sugar Twin, Baker’s Joy, Static Guard and Kleen Guard brands, from Unilever for a purchase price of $325 million in cash, subject to a post-closing adjustment based upon inventory of the business at closing.  B&G Foods has provided to Unilever a guarantee of B&G Foods North America’s obligations under the asset purchase agreement.

The asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions, including an agreement for Unilever to provide certain transition services associated with the Culver Specialty Brands business for up to the period through March 31, 2012.  Subject to regulatory approval and the satisfaction of customary closing conditions set forth in the asset purchase agreement, B&G Foods expects the acquisition to close in December 2011.

B&G Foods expects to fund the acquisition and fees and expenses related to the acquisition and related financing, with additional debt and cash on hand and has received financing commitments for senior secured debt financing from Credit Suisse, Barclays Bank PLC and Royal Bank of Canada in an amount sufficient to fund the purchase price and refinance the Company’s existing senior secured credit facilities.

The asset purchase agreement has been filed as Exhibit 2.1 to this report to provide investors and securities holders with information regarding its terms.  It is not intended to provide any other factual information about the parties to the asset purchase agreement or the Mrs. Dash, Molly McButter, Sugar Twin, Baker’s Joy, Static Guard and Kleen Guard brands.  The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in B&G Foods’ public disclosures.  Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01.  Regulation FD Disclosure.

On October 28, 2011, B&G Foods issued a press release announcing the execution of the asset purchase agreement described above.  The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

B&G Foods will host a live conference call to discuss this transaction at 9:00 a.m. ET on Tuesday, November 1, 2011.  As stated in the press release, the conference call will be webcast live from B&G Foods’ website at http://www.bgfoods.com under “Investor Relations—Company Overview.”  The conference call may also be accessed by telephone at the phone numbers set forth in the press release.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1

Asset Purchase Agreement, dated as of October 28, 2011, among Conopco, Inc., B&G Foods North America, Inc., and B&G Foods, Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Asset Purchase Agreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. B&G Foods undertakes to provide such schedules and exhibits to the SEC upon request.

99.1	Press Release dated October 28, 2011, furnished pursuant to Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 31, 2011	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary